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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                         APRIL 12, 2000 (APRIL 11, 2000)

                                ZIXIT CORPORATION
                                -----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         TEXAS                         0-17995                 75-2216818
         -----                         -------                 ----------
    (STATE OR OTHER               (COMMISSION FILE            (IRS EMPLOYER
    JURISDICTION OF                    NUMBER)              IDENTIFICATION NO.)
    INCORPORATION)

                               ONE GALLERIA TOWER
                                 13355 NOEL ROAD
                                   SUITE 1555
                            DALLAS, TEXAS 75240-6604
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)




               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (972) 702-7055


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ITEM 5. OTHER EVENTS.


         On April 11, 2000, ZixIt Corporation (the "Registrant") entered into a Common Stock and Warrant Purchase Agreement with H. Wayne Huizenga and his affiliates and assigns (collectively, the "Investors"). Pursuant to the agreement:

o   the Investors will invest $44 million in the Registrant

o the Registrant will issue to the Investors: (1) 916,667 shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"),
    (2) ten-year warrants to purchase 916,667 shares of Common Stock at $57.60 per share, and (3) four-year warrants to purchase 1,222,223 shares of Common Stock at $12.00 per share, which will be reallocated options Mr. Cook will surrender to the Registrant as described below. These four-year warrants are not exercisable until one year following the closing of the transaction. (The warrants noted in (2) and (3) are collectively referred to herein as the "Warrants.")

         In connection with the transaction, David P. Cook, the Registrant's chairman and chief executive officer, will voluntarily surrender to the Registrant 1,222,223 of his personal options to acquire shares of Common Stock, for reallocation to the Investors (in the form of the four-year warrants described in (3) above). The original exercise price for the Cook options surrendered and reallocated to the Investors was $7.00 per share. Following the transaction, Mr. Cook will retain options to purchase approximately 2.5 million shares of Common Stock.

         Under the agreement, Mr. Huizenga will be elected to the Registrant's Board of Directors and appointed Vice Chairman of the Board of Directors. The consummation of the transaction is subject to approval by the Registrant's Board of Directors and other customary conditions. The transaction is expected to close within two weeks.

         The Investors will pay for the Common Stock and Warrants by delivering secured personal, recourse promissory notes in the principal amount of their respective shares of the purchase price, which promissory notes are payable in three equal installments on May 1, 2000, June 30, 2000 and September 1, 2000 (the "Notes"). The Notes do not bear interest and are secured by security interests in and pledges of the securities being purchased pursuant to a Stock Pledge and Security Agreement. The Stock Pledge and Security Agreement provides for the release of one-third of the pledged shares as principal installments are paid under the Notes.

         Under the terms of a Registration Rights Agreement, the Registrant will agree to use its best efforts to register by June 1, 2000 the resale of the shares of Common Stock sold and the shares of Common Stock issuable upon the exercise of the Warrants. This registration statement is expected to be a "shelf registration statement" pursuant to which the Investors would be entitled to resell their shares of Common Stock from time-to-time. If the Registrant fails to effect this registration for any reason, the Investors have two "demand" registration rights. In addition, if the Registrant fails to effect this registration, the Investors will have certain "piggyback" or incidental registration rights in the event of a registered offering of shares of Common Stock by the Registrant or other shareholders of the Registrant.




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         The foregoing summary of the terms of the Common Stock and Warrant
Purchase Agreement, the Warrants, the Notes, the Stock Pledge and Security Agreement, and the Registration Rights Agreement is qualified in its entirety by reference to these documents, which are filed as exhibits to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


         (c)      Exhibits

         2.1 Common Stock and Warrant Purchase Agreement, dated April 11, 2000, between ZixIt Corporation and H. Wayne Huizenga, his affiliates and assigns identified on schedule 1 (schedules omitted, except for schedule 1, but will be provided to the Commission upon request).

         2.2      Form of Common Stock Warrant Certificate (ten-year warrant).

         2.3      Form of Common Stock Warrant Certificate (four-year warrant).

         2.4      Form of Non-Negotiable Secured Promissory Note.

         2.5      Form of Stock Pledge and Security Agreement.

         2.6      Form of Registration Rights Agreement.

         99.1 Press Release issued by the Registrant on April 10, 2000 relating to the subject of this Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ZIXIT CORPORATION



Date:    April 12, 2000      By:  /s/ Steve M. York
                                  ----------------------------------------------
                                  Steve M. York
                                  Senior Vice President, Chief Financial Officer
                                  and Treasurer


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                                INDEX TO EXHIBITS

      Exhibit
       Number                             Description
      -------                             -----------
         2.1      Common Stock and Warrant Purchase Agreement, dated April 11,
                  2000, between ZixIt Corporation and H. Wayne Huizenga, his affiliates and assigns identified on schedule 1 (schedules omitted, except for schedule 1, but will be provided to the
                  Commission upon request).

         2.2      Form of Common Stock Warrant Certificate (ten-year warrant).

         2.3      Form of Common Stock Warrant Certificate (four-year warrant).

         2.4      Form of Non-Negotiable Secured Promissory Note.

         2.5      Form of Stock Pledge and Security Agreement.

         2.6      Form of Registration Rights Agreement.

         99.1 Press Release issued by the Registrant on April 10, 2000 relating to the subject of this Form 8-K.